Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Mastech Digital, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-153759, 333-212413 and 333-228808) of Mastech Digital, Inc. of our report dated March 29, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ UHY LLP
Farmington Hills, Michigan March 29, 2019